Exhibit 3.2

BYLAWS

of

CARAUSTAR INDUSTRIES, INC.

(Effective as of August 20, 2009)

ARTICLE I

Offices

1. Business Offices. The Corporation may have one or more offices at such place or places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

2. Registered Office. The registered office of the Corporation shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Restated Certificate of Incorporation”), unless changed as provided by the provisions of the Delaware General Corporation Law (as amended from time to time, the “DGCL”).

ARTICLE II

Stockholders’ Meetings

1. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors shall be held in each year beginning in 2010, on such date and at such time as the Board of Directors shall designate, at which the stockholders entitled to vote thereon shall elect directors of the Corporation, each to serve for a term ending immediately after the next annual meeting of stockholders or until their earlier death, resignation or removal, and shall transact such other business as may properly come before the meeting; provided, however, that no annual meeting of stockholders need be held if directors are elected by written consent of the stockholders in lieu of an annual meeting, as permitted by Section 211 of the DGCL.

2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors or the President of the Corporation, and shall be called by the President of the Corporation when directed to do so by resolution of the Board of Directors (adopted by majority vote of the directors then in office) or upon the written request (which shall state the purpose or purposes therefor) of the holders of shares of common stock representing not less than 20% of the total voting power of all shares of common stock entitled to vote on any issue proposed to be considered at the meeting. The record date for determining the stockholders entitled to request a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called, or the date that is 60 days before the date on which the first such demand is received, whichever is later. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

3. Place of Meetings. Meetings of stockholders may be held (i) at any place within or outside the State of Delaware designated by the Board of Directors, or (ii) if the Board of Directors so determines, solely by means of remote communication. Any stockholder participating in a meeting by remote communication is deemed to be present in person at the meeting. In the absence of any such designation by the Board of Directors, stockholder meetings shall be held at the principal place of business of the Corporation.

4. Notice of Meetings. Not less than ten (10) or more than sixty (60) days prior to each annual or special meeting of the Corporation’s stockholders, written notice of the meeting shall be given to each stockholder entitled to vote at such meeting (unless such notice is waived by such stockholder as provided in Article IV of these Bylaws); provided, however, that if the authorized shares of the Corporation’s common stock, or any class thereof, are proposed to be increased, at least twenty (20) days’ notice in like manner shall be given; and provided, further, that if greater notice is required by the DGCL, the provisions of the DGCL shall govern. Notices shall be delivered by (a) personal delivery, (b) electronic transmission in the manner provided in Section 232 of the DGCL, (c) registered or certified mail, postage prepaid, return receipt requested, or (d) nationally recognized overnight or other express courier service. All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours of the recipient, and if not delivered during such normal business hours, on the next business day following delivery, (ii) if by electronic transmission, in accordance with Section 232 of the DGCL, (iii) if by courier service, on the second business day after dispatch of a notice addressed to the stockholder at the address of such stockholder appearing in the records of the Corporation, and (iv) if by mail, on the fifth day after deposit in the mail, addressed to the stockholder at the address of such stockholder appearing in the records of the Corporation. The notice of any meeting shall state the place, if any, date and time of the meeting. The notice of a special meeting shall, in addition, state the purposes of the meeting.

5. Stockholders List. A complete record of the stockholders entitled to vote at each meeting (or an adjourned meeting described in Section 9 of this Article II), arranged by class of shares and, within each class, in alphabetical order, showing the address of each stockholder and the number of shares of each class of common stock registered in the name of such stockholder, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation. Such record of stockholders shall be available for inspection by any stockholder beginning on the earlier of ten (10) days before the meeting or two (2) days after notice is given and continuing through the meeting and any adjournment thereof, subject to the requirements of the DGCL, either on a reasonably accessible electronic network, provided that the information required to gain access to such network is provided with the notice of the meeting, or during normal business hours at the principal place of business of the Corporation. Such record of stockholders shall also be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to inspection for any purpose germane to the meeting by any stockholder who may be present.

6. Organization. The Chairman of the Board of Directors or, in the Chairman’s absence, the President (or, in the President’s absence, any Vice President) shall call meetings of stockholders to order and act as chairperson of such meetings. In the absence of said officers, any stockholder entitled to vote at the meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by a majority of the stockholders present and entitled to vote at the meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

7. Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before an annual meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of stockholders.

8. Quorum. Unless otherwise provided in the Restated Certificate of Incorporation, these Bylaws, the DGCL or other applicable law, at any annual or special meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares entitled to vote on a matter at the meeting, either present in person or represented by proxy, shall constitute a quorum with respect to action on such matter, and action may be taken with respect to any matter presented at the meeting only if a quorum exists with respect to such matter. However, in the absence of a quorum at any meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares that are present in person or represented by proxy at the meeting and are entitled to vote on one or more matters at the meeting may adjourn the meeting from time to time without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

9. Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

10. Voting.

a. Except as otherwise required by law or otherwise provided in the Restated Certificate of Incorporation or these Bylaws, and subject to the rights of holders of any series of preferred stock of the Corporation, (i) at every meeting of stockholders (or with respect to corporate action which may be taken without a meeting), every holder of record of stock of the Corporation entitled to vote on any matter at such meeting shall be entitled, with respect to such matter, to one (1) vote for each share of such stock held of record by such stockholder on the record date designated therefor pursuant to Article X, Section 3 of these Bylaws (or the record date established pursuant to statute in the absence of such designation); (ii) whenever directors are to be elected by vote of stockholders, they shall be elected in accordance with the provisions of Article III, Section 1 of these Bylaws; and (iii) whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders, such corporate action shall be authorized by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote with respect to such corporate action.

b. At any meeting of stockholders, a stockholder may vote the stockholder’s shares either in person or by proxy. A stockholder may appoint a proxy in person or through an attorney-in-fact and such appointment may be transmitted by telegram, teletype, or other written statement of appointment permitted by the DGCL. The appointment of a proxy shall be effective for 11 months from the date of such appointment unless a different period is expressly specified in the appointment form.

c. The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the DGCL and any other applicable law.

d. Shares of the Corporation held of record by another corporation that are entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

11. Inspectors. The chairperson of the meeting may at any time appoint two or more inspectors to serve at a meeting of the stockholders. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The voting inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such director’s or officer’s election to any position with the Corporation or on any other question in which such officer or director may be directly interested.

12. Stockholder Director Nominations.

a. Stockholders shall be entitled to submit nominees for election as directors to be voted upon by stockholders at any annual meeting or at any special meeting of the stockholders called for such purpose, provided that such nominations comply with the procedures set forth in this Section 12. Only those nominations which satisfy all requirements specified in this Section 12 shall be deemed “Qualified Stockholder Nominations”.

b. In order for nominees to constitute “Qualified Stockholder Nominations”, all of the following requirements must be satisfied:

1. The nominations must be made for an election to be held at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose;

2. The nominees must be submitted by a stockholder who shall be a record holder on the record date for determining stockholders entitled to receive notice of and to vote at such annual meeting or special meeting (a “Proposing Stockholder”);

3. The Proposing Stockholder must deliver a written notice identifying such nominees to the Corporation’s Secretary at the Corporation’s principal place of business at least seven (7) business days prior to the meeting by (i) personal delivery, (ii) facsimile transmission, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) nationally recognized overnight or other express courier service. All notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery if delivered during normal business hours of the Corporation, and if not delivered during such normal business hours, on the next business day following delivery, (b) if by facsimile transmission, on the next business day following dispatch of such facsimile, (c) if by courier service, on the second business day after dispatch of a notice addressed to the Corporation, and (d) if by mail, on the fifth day after deposit in the mail, addressed to the Corporation;

4. The Proposing Stockholder’s notice must include: (i) the name and address of the Proposing Stockholder, as they appear on the Corporation’s books, and the telephone number at which the Proposing Stockholder may be contacted during normal business hours through the time for which the meeting is scheduled, (ii) the class and number of shares of Common Stock which are owned by the Proposing Stockholder, and (iii) the names and qualifications of the Proposing Stockholder’s nominees; and

5. The Proposing Stockholder must also provide such other information as any officer of the Corporation shall reasonably deem relevant with respect to the nominees within such time limits as any officer of the Corporation shall reasonably impose for such information.

ARTICLE III

Board of Directors

1. Election and Term. The business and affairs of the Corporation shall be managed by a Board of Directors who shall be elected at the annual meetings of stockholders. Each director will be elected by vote of holders of a plurality of the votes of the issued and outstanding shares of Common Stock present in person or represented by proxy (voting as a single class). Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until such director’s successor shall be elected and shall qualify, or until such director’s earlier death, resignation or removal. Notwithstanding the foregoing, the initial directors of the Corporation shall be appointed in accordance with the Plan of Reorganization of the Corporation (the “Plan”) and order of the United States Bankruptcy Court for the Northern District of Georgia confirming the Plan.

2. Number and Qualification.

a. The Board of Directors shall consist of five (5) directors.

b. Directors must be natural persons at least eighteen (18) years of age but need not be stockholders.

3. Annual Meetings. On the same day each year as, and immediately following, an annual stockholders’ meeting, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times (not less frequently than once each calendar quarter) as may be determined by the Board of Directors and specified in the notice of such meetings.

5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, and shall be called by the Chairman of the Board on the written request of any two (2) directors.

6. Place of Meetings. Any meeting of the Board of Directors may be held at such place or places as shall from time to time be determined by the Board of Directors and as shall be designated in the notice of the meeting. If no other place is designated in the notice of the meeting, such meeting shall be held at the Corporation’s principal executive offices.

7. Notice of Meetings. Notice of each meeting of directors, whether annual, regular or special, shall be given to each director (unless such notice is waived by such director as provided in Article IV of these Bylaws). If such notice is given either (a) by personally delivering written notice to a director or (b) by personally telephoning such director, it shall be so given at least five (5) days prior to the meeting. If such notice is given either (1) by depositing a written notice by overnight courier service, postage prepaid, or (2) by facsimile or e-mail transmission, in all cases directed to such director at that person’s residence or place of business, it shall be so given at least 14 days prior to the meeting. The notice shall state the date and time thereof, but need not, unless otherwise required by the DGCL, state the purposes of the meeting.

8. Meetings by Telecommunication. One or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time. Any director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

9. Quorum. A majority of the number of directors fixed by or in accordance with Section 2 of this Article III that are entitled to vote shall constitute a quorum at all meetings of the Board of Directors. The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the express provision of a statute, the Restated Certificate of Incorporation or these Bylaws requires a different vote, in which case such express provision shall govern and control. In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

10. Organization, Agenda and Procedure. The directors shall choose a Chairman of the Board to preside over the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the Chairman of the Board shall act as secretary of each meeting of the Board of Directors. The agenda of and procedure for such meetings shall be as determined by the Board of Directors. All proposed agenda topics and documents to be reviewed at the annual meetings and the regular meetings shall be delivered to each director at least seven (7) days prior to any such meeting.

11. Resignation. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Board of Directors, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

12. Vacancies. Vacancies on the Board of Directors shall be filled in the manner provided in Section 8.5 of the Restated Certificate of Incorporation.

13. Committees.

a. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by or in accordance with Section 2 of this Article III (assuming the absence of vacancies on the Board of Directors), (i) shall from time to time designate from among its members an audit committee, a compensation committee, and a nominating and corporate governance committee (each to consist of not less than three (3) directors); and (ii) may, from time to time, designate from among its members an executive committee and one or more other committees. The Board of Directors shall designate a chairperson of each such committee from among its members. Each such committee, to the extent provided in such resolution and except as otherwise prescribed by the DGCL, shall only have the authority to make recommendations to the Board of Directors and to approve contracts and transactions, other than Related Party Transactions (as defined in the Restated Certificate of Incorporation), to be entered into by the Corporation in the ordinary course of business between meetings of the Board of Directors; provided, however, that no such committee shall have the authority to: (a) declare a dividend; (b) authorize the issuance of stock; (c) approve or propose to stockholders any action that the DGCL requires to be approved by stockholders; (d) fill vacancies on the Board of Directors or on any of its committees; (e) take any Key Action (as defined in the Restated Certificate of Incorporation); (f) adopt, amend, or repeal these Bylaws; or (g) terminate the President of the Corporation. Any or all members of any committee may be removed, with or without cause, by resolution of the Board of Directors. Rules governing the procedures for meetings of the executive, audit, compensation, nominating and corporate governance, or other committees, shall be as established by the Board of Directors.

b. Audit Committee. The Audit Committee shall be responsible for recommending Board of Director action related to (i) the discharge of the Board of Directors’ responsibilities with respect to overseeing the integrity of the Corporation’s financial statements, compliance with legal and regulatory requirements, risk assessment and risk management policies and procedures, and performance of the internal and external audit functions, and (ii) hiring, monitoring the performance of and, if necessary, replacing the independent auditors. In carrying out these responsibilities, the Audit Committee shall review with the Board of Directors, management and the independent auditors the terms of engagement of the independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors. The Audit Committee shall make recommendations to the Board of Directors with respect to the approval of any significant non-audit relationship with the independent auditors and assess the independent auditors’ qualifications and independence. The Audit Committee shall: (i) review with the independent auditors and management the Corporation’s policies and procedures with respect to internal auditing, accounting and financial controls; (ii) review audit results, reports and recommendations made by any of the auditors with respect to changes in accounting procedures and internal controls; and (iii) review the results of studies of the Corporation’s system of internal accounting controls. The Audit Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board of Directors. The Audit Committee shall have the power and right to hire and rely on independent counsel and other advisors. The Audit Committee shall have the authority to communicate directly with the Corporation’s financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

c. Compensation Committee. The Compensation Committee shall be responsible for recommending Board of Directors action with respect to: (i) benefit plans of the Corporation, (ii) evaluation and retention of senior executives of the Corporation, and (iii) compensation of executives and directors of the Corporation. The Compensation Committee shall recommend the President’s compensation to the Board of Directors, and shall review the compensation and benefits of other officers of the Corporation. The Compensation Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board of Directors. The Compensation Committee shall have the power and right to hire and rely on independent counsel and other advisors.

d. Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall be responsible for recommending Board of Directors action with respect to Board of Directors composition and corporate governance matters. In carrying out these responsibilities, the Nominating and Corporate Governance Committee shall develop procedures and criteria for selecting qualified directors, identify qualified candidates, and recommend to the Board of Directors a slate of directors to be presented for election by stockholders at each annual meeting of the stockholders of the Corporation. The Nominating and Corporate Governance Committee shall also develop, recommend to the Board of Directors and periodically review a set of corporate governance guidelines, and provide oversight and guidance for the annual evaluation of the Board of Directors as a whole. The Nominating and Corporate Governance Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board of Directors or required by applicable rules or regulations. The Nominating and Corporate Governance Committee shall have the power and right to hire and rely on independent counsel and other advisors.

14. Compensation of Directors. Each non-employee director shall be paid such amount per annum or such fixed sum reasonably determined by the Board of Directors from time to time to be market-rate compensation for attendance at meetings of the Board of Directors, executive, audit, compensation, nominating and corporate governance or other committees, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of such director’s duties (including, but not limited to, expenses incurred in attending meetings of the Board of Directors). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV

Waiver of Notice by Stockholders and Directors; Action

of Stockholders and Directors by Consent

1. Waiver of Notice. A stockholder may waive any notice required by the DGCL or by the Restated Certificate of Incorporation or these Bylaws, and a director may waive any notice of a directors meeting, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. Any such waiver shall be in writing, be signed by the stockholder or director entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a stockholder (in person or by duly authorized proxy) at a meeting of stockholders, or attendance or participation by a director at a meeting of the Board of Directors, (a) shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting, or the director, at the beginning of the meeting or promptly upon his or her later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting, and (b) shall be deemed a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or of a matter without special notice required by the DGCL, the Restated Certificate of Incorporation, or these Bylaws, unless the stockholder or director expressly objects to considering the matter when it is presented and does not thereafter vote for or assent to action taken at the meeting with respect to such matter.

2. Action By Written Consent Without a Meeting.

a. Unless the Restated Certificate of Incorporation or the DGCL expressly requires that such action be taken solely at a stockholders’ meeting, any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting and without a vote, subject to ten (10) business days’ prior written notice of such action (containing a detailed description of such proposed action) having been delivered to each stockholder in accordance with Article II, Section 4, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Such action shall be effective as of the time the last writing necessary to effect the action is received by the Corporation, unless all writings necessary to effect the action specify a later time, in which case the later time shall be the time of the action; provided, however, such action shall not be effective if the last writing necessary to effect the action is received by the Corporation later than sixty (60) days after the date the first such written consent was received by the Corporation. The record date for determining stockholders entitled to take action without a meeting is the date upon which a writing upon which the action is to be taken is first received by the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

b. Unless otherwise restricted by the Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such action shall be effective as of the time the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective time.

ARTICLE V

Officers

1. Election and Tenure. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be appointed annually by the Board of Directors. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary. The Board of Directors may expressly delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer’s earlier death, resignation or removal. Each officer shall be a natural person who is eighteen years of age or older.

2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Board of Directors or the President. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective unless such resignation so states. Any officer may at any time be removed by the affirmative vote of a majority of the number of directors fixed by or in accordance with Section 2 of Article

III of these Bylaws. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer’s earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer shall not affect the officer’s contract rights, if any, with the Corporation, and the resignation of an officer does not affect the Corporation’s contract rights, if any, with the officer.

3. Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and have such powers and responsibilities as are incident thereto. However, the Chairman of the Board shall not have responsibility for the day-to-day business operations of the Corporation.

4. President. The President shall be the chief executive officer of the Corporation. The President shall (i) preside at meetings of the stockholders; (ii) have general and active management of the business of the Corporation, and preside over the day-to-day business operations of the Corporation; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Board of Directors.

5. Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Corporation.

6. Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

7. Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary including, without limitation, the duty and power to give notice of all meetings of stockholders and the Board of Directors, the preparation and maintenance of minutes of the directors’ and stockholders’ meetings and other records and information required to be kept by the Corporation under Article X and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

8. Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

10. Bond of Officers. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance of such officer’s duties and for the restoration to the Corporation of any property belonging to the Corporation in such officer’s possession or under the control of such officer.

11. Salaries. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or in such manner as the Board of Directors shall provide.

ARTICLE VI

Indemnification and Insurance

1. Indemnification. To the extent permitted or required by the DGCL and any other applicable law, if any director or officer of the Corporation is made a party to or is involved in any proceeding because such person is or was a director or officer of the Corporation, the Corporation shall (a) indemnify such person from and against any liability, including but not limited to expenses of investigation and preparation, expenses in connection with appearance as a witness and fees and disbursements of counsel, accountants or other experts, incurred by such person in such proceeding, and (b) advance (or if previously incurred, reimburse) to such person expenses incurred in such proceeding. The Corporation may in its discretion, but is not obligated in any way to, indemnify and advance (or if previously incurred, reimburse) expenses to an employee or agent of the Corporation to the same extent as to a director or officer, and the Corporation may indemnify an employee, fiduciary, or agent of the Corporation to a greater extent than expressly permitted herein for officers and directors, provided such indemnification is not in violation of public policy.

2. Provisions Not Exclusive. The foregoing provisions for indemnification, advancement and reimbursement of expenses are not exclusive, and the Corporation may at its discretion provide for indemnification, advancement or reimbursement of expenses in a resolution of its stockholders or directors, in a contract or in its Restated Certificate of Incorporation.

3. Effect of Modification of DGCL. Any repeal or modification of the foregoing provisions of this Article for indemnification, advancement or reimbursement of expenses shall not affect adversely any right or protection stated in such provisions with respect to any act or omission occurring prior to the time of such repeal or modification. If any provision of this Article or any part thereof shall be held to be prohibited by or invalid under applicable law, such provision or part thereof shall be deemed amended to accomplish the objectives of the provision or part thereof as originally written to the fullest extent permitted by law and all other provisions or parts shall remain in full force and effect.

4. Definitions. As used in this Article, the following terms have the following meanings:

a. DGCL. When used with reference to an act or omission occurring prior to the effectiveness of any amendment to the DGCL after the effectiveness of the adoption of this Article, the term “DGCL” shall include such amendment only to the extent that the amendment permits a corporation to provide broader indemnification rights than the DGCL permitted prior to the amendment.

b. Corporation. The term “Corporation” includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

c. Director or Officer. A “director” or “officer” is an individual who is or was a director or officer of the Corporation or an individual who, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director or officer is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. The terms “director” and “officer” include, unless the context requires otherwise, the estate or personal representative of a director or officer, as applicable.

d. Liability. The term “liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or reasonable expenses.

e. Proceeding. The term “proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.

5. Insurance. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under the DGCL. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of the State of Delaware or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

6. Expenses as a Witness. The Corporation may pay or reimburse expenses incurred by a director, officer, employee, fiduciary or agent in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

7. Notice to Stockholders. If the Corporation indemnifies, advances or reimburses expenses to a director under this Article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification, advance or reimbursement to the stockholders with or before the notice of the next stockholders meeting. If the next stockholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the stockholders at or before the time the first stockholder signs a writing consenting to such action.

ARTICLE VII

Execution of Instruments; Borrowing; Checks and

Endorsements; Deposits; Proxies

1. Execution of Instruments. The President or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2. Borrowing. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligation of this Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

3. Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

5. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President: (a) may from time to time appoint one or more agents of the Corporation, in the name and on behalf of the Corporation, (i) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (ii) to consent in writing to any action by such other corporation, association or other entity; (b) may instruct the person so appointed as to the manner of casting such votes or giving such consent; and (c) may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

ARTICLE VIII

Shares of Stock

1. Certificates of Stock. The shares of the Corporation may, but need not, be represented by certificates. Unless the DGCL or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of stockholders. If the shares are represented by certificates, such certificates shall be signed by the President and the Secretary or Treasurer or such other representatives of the Corporation as are designated by the Board of Directors; provided, however, that where any such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation may be in facsimile form. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation. Every certificate representing shares issued by the Corporation shall state the number of shares owned by the holder in the Corporation, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

2. Shares Without Certificates. The Board of Directors may authorize the issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation, or its transfer agent. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send, or direct its transfer agent to send, the stockholder a complete written statement of the information required on certificates by the DGCL.

3. Record. A record shall be kept of the name of each person or entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

4. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder’s attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation.

5. Transfer Agents and Registrars; Regulations. The Corporation, by resolution of the Board of Directors, shall from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with the Restated Certificate of Incorporation and these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

6. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the DGCL.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be the year ending on December 31, unless another fiscal year is established by the Board of Directors.

ARTICLE X

Corporate Books and Records

1. Books and Records. The books and records of the Corporation may be kept at such place or places as may be from time to time designated by the Board of Directors. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its stockholders and Board of Directors (and any committee having the authority of the Board of Directors) and the names and places of residence of its officers.

2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address last known to the Secretary or transfer agent.

3. Fixing Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to a notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days prior to any other action to which the same relates. Only such stockholders as shall be stockholders of record on the date so fixed shall be so entitled with respect to the matter to which the same relates. If the Board of Directors shall not fix a record date as above provided, and if the Board of Directors shall not for such purpose close the stock transfer books as provided by statute, then the record date shall be established by statute in such cases made and provided.

4. Audits of Books and Accounts. The Corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by unanimous resolution of the Board of Directors.

ARTICLE XI

Amendments

So long as no class of the Corporation’s Common Stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, in addition to any approval required by law or by Section 5.5 of the Restated Certificate of Incorporation,

the affirmative vote of holders of (i) at least a majority in voting power of the then-issued and outstanding Common Stock (voting as a single class), and (ii) at least a majority in voting power of the then-issued and outstanding Class A Common Stock (as defined in the Restated Certificate of Incorporation) (voting as a separate class) shall be required to amend these Bylaws; provided, however, that the Corporation may, in the Restated Certificate of Incorporation, also confer the power to alter, amend or repeal these Bylaws upon the directors. At any time when a class of the Corporation’s Common Stock is registered under the Securities Exchange Act of 1934, as amended, in addition to any approval required by law or by Section 5.5 of the Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority in voting power of the then-issued and outstanding Common Stock shall be required to amend these Bylaws.